Exhibit 21
CLARCOR Inc. Subsidiaries
As of January 22, 2016

NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION	PERCENT OF OWNERSHIP*
Domestic
Altair Filter Technology Inc.	Kentucky	100%
Baldwin Filters, Inc.	Delaware	100%
Baldwin South Africa, Inc.	Delaware	100%
BHA Altair, LLC	Delaware	100%
CLARCOR Air Filtration Products, Inc.	Kentucky	100%
CLARCOR Consumer Products, Inc.	Delaware	100%
CLARCOR EM Holdings, Inc.	Delaware	100%
CLARCOR Engine Mobile Solutions, LLC	Delaware	100%
CLARCOR Filtration Investments, LLC	Delaware	100%
CLARCOR Filtration Products, Inc.	Delaware	100%
CLARCOR International, LLC	Delaware	100%
CLARCOR Total Filtration, Inc.	Delaware	100%
Clark Filter, Inc.	Delaware	100%
CLC Support Services, Inc.	Delaware	100%
Keddeg Company	Missouri	100%
Leedar, Inc.	Oklahoma	100%
Martin Kurz & Co., LLC	Delaware	100%
Mexico Perry Equipment LLC	Texas	100%
PECOFacet (Houston), LLC	Delaware	100%
PECOFacet (Oklahoma) LLC	Delaware	100%
PECOFacet (U.S.), Inc.	Delaware	100%
Perry International Holdings, LLC	Delaware	100%
Purolator EFP, LLC	Delaware	100%
Purolator Facet, Inc.	Delaware	100%
Total Filtration Services, Inc.	Ohio	100%
TransWeb, LLC	New Jersey	100%
United Air Specialists, Inc.	Ohio	100%

International
Airguard Asia Sdn. Bhd.	Malaysia	100%
Airklean Engineering Pte. Ltd.	Singapore	100%
Altair (UK) Limited	United Kingdom	100%
Baldwin Filters (Aust) Pty Limited	Australia	100%
Baldwin Filters (PTY) LTD SA.	South Africa	100%
Baldwin Filters Limited	United Kingdom	100%
Baldwin Filters N.V.	Belgium	100%
CFP Sistemas Mexico, S. de R.L. de C.V.	Mexico	100%
CLARCOR Filtration (China) Co Ltd.	China	100%
CLARCOR India Private Limited	India	100%
CLARCOR Filtration Commerce (Shanghai) Co. Ltd	China	100%
CLARCOR International Investments, C.V.	Netherlands	100%
Facet Deutschland GmbH	Germany	100%
Filtros Baldwin de Mexico S.A. de C.V.	Mexico	90%
Niagara Screen Products Limited	Canada	100%
PECOFacet Australia Pty Limited	Australia	100%
PECOFacet (Asia Pacific) Sdn. Bdh.	Malaysia	100%
PECOFacet (Canada) Limited	Canada	100%
PECOFacet Do Brasil Comercio De Filtros Ltda	Brazil	100%
Peco Facet Filtration Equipment (Beijing) Co., Ltd.	China	100%
PECOFacet France S.A.R.L.	France	100%
PECOFacet (Holland) B.V.	Netherlands	100%
PECOFacet Iberica, S.A.	Spain	100%
PECOFacet Italia, S.P.A.	Italy	100%
PECOFacet (Middle East) FZE	Dubai	100%
PECOFacet UK Ltd.	United Kingdom	100%
Perry Equipment de Mexico SRL	Mexico	100%
Perry Holding de Mexico SRL	Mexico	100%
Perry Properties de Mexico SRL	Mexico	100%
PT Purolator Advanced Filtration	Indonesia	100%
Pujiang Novaeastern International Mesh Co., Ltd.	China	100%
Purolator Advanced Filtration (Quzhou) Co. Ltd.	China	100%
Purolator Advanced Filtration S.A.	Belgium	100%

SINFA, S.A.	Morocco	100%
Sistemas y Filtros BHA Altair S. de R.L. de C.V.	Mexico	100%
* Direct or indirect